Exhibit 10.18

STATE ENERGY PROGRAM - AMERICAN RECOVERY AND REINVESTMENT ACT  LOAN PROGRAM
PROMISSORY NOTE - Fixed Rate

Name and Address of Lender:
Oklahoma Department of Commerce
900 North Stiles Avenue
Oklahoma City, Oklahoma 73104-3234
Borrower's Name and Address:	Date of Note: July 1, 2010
Advanced Environmental Recycling Technologies, Inc.	Maturity Date: June 1, 2026
914 N. Jefferson	Amount of Note: $3,006,830.00
Springdale, Arkansas 72764	Interest Rate Per Annum: 3%
Collateral Categories: Purchase money security interest in the equipment purchased with the proceeds of the loan to be located at the borrower’s facility in Watts, Oklahoma.
Payment Terms:
One hundred eighty (180) monthly installments of $20,764.62 beginning July 1, 2011 and on the same day of each month thereafter, with payments to be applied first to interest and then to principal, with any unpaid principal plus accrued interest due and payable at maturity.  Any interest that accrues from the time the loan proceeds are drawn by the borrower until July 1, 2011 is hereby forgiven.

For value received, the undersigned Borrower, agree to the terms of this Note and promise to pay to order of Lender named herein, or assigns, the Amount of Note together with interest as set forth above.  Payments shall be made by the Borrower for the account of the Lender at the Lender office or to such other party and place as designated by the Lender.

This Note has been issued Pursuant to the State Energy Program – American Recovery and Reinvestment Act Loan Program Loan Agreement by and between the Lender and the Borrower relating to the disbursement of the loan proceeds evidenced by this State Energy Program – American Recovery and Reinvestment Act Promissory Note.  The State Energy Program – American Recovery and Reinvestment Act Loan Agreement is incorporated herein and made a part hereof by reference.  At the option of the holder, a default under this State Energy Program – American Recovery and Reinvestment Act Loan Agreement shall constitute a default under this State Energy Program – American Recovery and Reinvestment Act Promissory Note.

Collateral, as categorized above is pledged to secure this Note, and all other obligations of Borrower to holder, and all renewals or extensions thereof, and by all other security interests heretofore or hereafter granted to Lender.

Events of Default: At the option of the holder, the unpaid balance of this Note, and all other obligations of Borrower to holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) failure to comply with any material term, covenant, obligation, warranty, or provision of the State Energy Program – American Recovery and Reinvestment Act Loan Agreement or the procedures, regulations or other requirements which are made a part of that Agreement, or any instrument or document securing or relating to this Note or any other note of Borrower to holder, (b) Any payment required by this Note or any other note or obligation of Borrower to holders is not made when due and such failure continues for three days after notice thereof from holder, or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Borrower to holder under any promissory note, agreement, or undertaking (c) Any warranty, representation, financial information, or statement made or furnished to Lender by or in behalf of Borrower proves to have been false in any material respect when made or furnished (d) The making of any levy against, or garnishment, or seizure or attachment of any Collateral (e) When, in the judgment of the holder, at the holder's sole discretion, the Collateral becomes unsatisfactory or insufficient either in character or value and, upon request, Borrower fails to provide additional collateral as reasonably required by holder (f) Any time the Lender in its sole reasonable discretion believes the prospect of payment of this Note is materially adversely impaired, regardless if such impairment is due to the Borrowers fault or not (g) Loss, theft, substantial damage or destruction of Collateral, if any (h) Dissolution, or termination of any Borrower to this Note (i) Appointment of a receiver over any part of the property of any Borrower to this Note, the assignment of property by any Borrower to this Note for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable directly or indirectly hereunder (j) Any abandonment or vacation of premises, whether by declaration, intent, or in fact.

Borrower shall initial each page here [______] [______]

No Waiver of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. The acceptance of any partial payment by the holder hereof, after the time when it becomes due as herein set forth, shall not be held to establish a custom, or waive any rights of the holder to enforce prompt payment of this Note.

Default Rate of Interest: If any installment of principal or interest on this Note or any part of any such installment be not paid when due, or should any Event of Default occur, the Note, at the sole discretion of the Lender, shall bear interest at six percent (6%) per annum above the per annum rate set forth above, but in no event at a rate greater than permitted by law.

Late Charges: At the option of the holder hereof, the holder may collect a late charge not to exceed an amount equal to four cents (.04) on each dollar of each payment which is not paid within ten (10) days from the due date thereof, for the purpose of covering the extra expenses of handling delinquent installments.  This late charge provision shall not be applicable in the event the holder, at its option, elects to receive interest at the increased rate as previously provided in the event of default.

Collection Costs shall be payable by any or all parties liable for payment hereunder, including attorney's fees up to the maximum allowable by law, and any and all other costs incurred by the holder of this Note to enforce collection of the amount owed under this Note.

This instrument shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Oklahoma. Any clause, document, or portions thereof found to be invalid or unenforceable under Oklahoma law shall not affect any other clause, document, or portion thereof that would otherwise be enforceable.

Prepayment: Subject to the provisions of the State Energy Program – American Recovery and Reinvestment Act Loan Agreement, the right is reserved to prepay this Note, in whole or in part, without penalty or additional interest, provided that the prepayment is made on a regularly scheduled principal and interest installment payment date.  Any full or partial prepayment shall apply to (i) costs of expenses of the holder in effecting the prepayment, (ii) interest to accrue to the prepayment date thereof and not previously paid, and (iii) the principal amount of this Note.

Due on Sale: In the event the Borrower, without prior written consent of the holder, shall sell, convey, mortgage or otherwise encumber the Borrower’s legal or equitable interest in the assets pledged as Collateral on this Note, or any assets of the Company whether tangible or intangible which are necessary to the continued operation of its business the result of which materially adversely affects Borrower’s ability to repay this Note, or sell, convey, mortgage or otherwise encumber the Borrowers interest in the Collateral with the intent of changing ownership, the holder of this Note shall be entitled, at its option, to declare all sums owing by the Borrower on this obligation or any other obligation of the Borrower to the holder immediately due and payable.  This provision shall apply to each and every sale, transfer, conveyance, mortgage or other encumbrance, regardless of whether or not the holder has consented to or waived its rights hereunder, whether by action or inaction, in connection with any previous sale, transfer, conveyance, mortgage or other encumbrance.

Borrower shall initial each page here [______] [______]

Notice: Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given on the date such notice is enclosed in an envelope, properly stamped, sealed and deposited in the United States mail, certified, return receipt requested or registered, at the addresses set forth in the State Energy Program – American Recovery and Reinvestment Act Loan Agreement.

Payments and Advances: The records of the holder shall be prima facie evidence of the amount owing on this Note.

Right of Offset: Any indebtedness due from holder hereof to Borrower or any part hereto including but without limitation to any deposits or credit balances due from holder is pledged to secure payment on this Note and any other obligation to holder of Borrower, and holder may at any time while the whole or any part of such obligation remains unpaid either before or after Maturity hereof, be appropriated, held, or applied toward the payment of this Note or any other obligation to holder of Borrower or any party hereto.

Borrowers Signatures
Advanced Environmental Recycling Technologies, Inc.	Attested By:

By: /s/ Joe G. Brooks	By: /s/ J.R.B. Hanna
(Signature)	(Signature)
Title: Chief Executive Officer	Title: Chief Financial Officer

Borrower shall initial each page here  [______]  [______]